UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 8, 2008
000-51562
Commission file number
AMERICAN COMMERCIAL LINES INC.
(Exact name of registrant as specified in its charter)

Delaware	75-3177794

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1701 E. Market Street, Jeffersonville, Indiana (Address of principal executive offices)	47130 (Zip Code)
(812) 288-0100
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On April 8, 2008, American Commercial Lines Inc. (the “Company”) announced the resignation of Mr. Jerry R. Linzey from his position as Senior Vice President and Chief Operating Officer of the Company, effective April 7, 2008. Pursuant to a letter agreement approved by the Compensation Committee of the Board of Directors of the Company, beginning April 7, 2008 through May 24, 2008, Mr. Linzey will continue to serve as an employee of the Company to facilitate a smooth transition. Pursuant to the terms of this letter agreement, Mr. Linzey: (a) will continue to be compensated at his regular rate of earnings from April 7, 2008 through May 9, 2008 in accordance with the terms of the employment agreement between Mr. Linzey and the Company, dated as of May 9, 2005, as amended effective August 1, 2006 (the “Employment Agreement”), (b) beginning May 9, 2008 until May 24, 2008, will be compensated at a rate of $500 per day, Monday through Friday, for his services and (c) will be entitled to exercise any stock options that have vested by their terms as of May 24, 2008 and all other unvested equity awards on such date will immediately terminate. As a condition to receiving these payments, Mr. Linzey has signed and agreed not to revoke the Company’s standard Release and Waiver of Employment and Termination of Employment Claims.
     Beginning April 7, 2008, Mr. W.N. Whitlock, age 66, will serve as the Executive Vice President, Operations of the Company until a new Chief Operating Officer is hired. Mr. Whitlock is currently Executive Vice President, Governmental Affairs of the Company and has served in such capacity since August 2006. From January 2005 until August 2006, Mr. Whitlock was Senior Vice President, Chief Operating Officer of the Company. From April 2004 to January 2005, Mr. Whitlock served as the Company’s President and Chief Operating Officer. Previously, Mr. Whitlock served as Senior Vice President, Transportation Services of American Commercial Lines LLC from July 2003 to April 2004, as Senior Vice President, Logistics Services for American Commercial Barge Line LLC and LDC from March 2000 to June 2003 and as Senior Vice President, Transportation Services of American Commercial Barge Line and LDC from 1982 through March 2000. There are no related party transactions between the Company and Mr. Whitlock reportable under Item 404(a) of Regulation S-K.
ITEM 8.01     OTHER EVENTS.
     On April 8, 2008, the Company issued a press release announcing that the Company expects net income for the first quarter to be in the low single digit cents per diluted share. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press release, dated April 8, 2008, issued by American Commercial Lines Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN COMMERCIAL LINES INC. (REGISTRANT)
Date: April 8, 2008	By:	/s/ Douglas C. Ruschman
Douglas C. Ruschman
Vice President Legal

EXHIBIT INDEX

Exhibit 99.1	Press release, dated April 8, 2008, issued by American Commercial Lines Inc.